Exhibit F-10

ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES

Directors' and Executive Officers' Compensation

PSI (including subsidiaries)

William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on pages 9 through 19 of the Proxy Statement for the required information regarding Mr. Grealis' compensation.

(b) Security Ownership of Certain Beneficial Owners and Management

Cinergy (including Investments and subsidiaries)

The beneficial ownership of Cinergy's common stock held by each nominee, continuing director, and named executive officer, including those of Investments and subsidiaries (as identified on pages 12-22 of this Annual Report on Form U5S
(U5S)) and of units equal to one share of Cinergy's common stock paid as compensation to non-employee directors, as of December 31, 1997, is set forth in the following table.

                                       Amount and Nature
 Name of Beneficial Owner (1)      of Beneficial Ownership (2)       Units (3)
 ----------------------------      ---------------------------       ---------
 Neil A. Armstrong                          8,250 shares
 James K. Baker                            21,105 shares                4,257
 Michael G. Browning                       26,335 shares                7,765
 Phillip R. Cox                             7,738 shares
 Kenneth M. Duberstein                     20,491 shares
 Cheryl M. Foley                           76,943 shares
 William J. Grealis                        86,313 shares
 John A. Hillenbrand II                    35,759 shares                7,640
 George C. Juilfs                          11,250 shares
 J. Wayne Leonard                         140,961 shares
 John M. Mutz                             103,485 shares
 Melvin Perelman                           20,232 shares                7,213
 Thomas E. Petry                            9,500 shares
 Jackson H. Randolph                      152,426 shares
 James E. Rogers                          339,254 shares
 John J. Schiff, Jr.                       48,559 shares (4)
 Philip R. Sharp                            3,500 shares
 Van P. Smith                              24,890 shares
 Dudley S. Taft                            10,500 shares
 Larry E. Thomas                          130,366 shares
 Oliver W. Waddell                         12,096 shares
 All directors and executive officers
   as a group                           1,672,042 shares (2)
                                        (representing 1.06% of the class)

-----------

(1) No individual listed beneficially owned more than 0.22% of the outstanding shares of Cinergy's common stock.

                                                                    Exhibit F-10

ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES
           (continued)

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Armstrong-7,500; Mr. Baker-20,287; Mr. Browning-20,287; Mr. Cox-7,500; Mr. Duberstein-20,287; Ms.
Foley-20,000; Mr. Grealis-55,887; Mr. Hillenbrand- 20,287; Mr. Juilfs-7,500; Mr. Leonard-97,611; Mr. Mutz-72,787; Dr. Perelman- 7,500; Mr. Petry-7,500; Mr.
Randolph-50,000;  Mr.  Rogers-145,629;  Mr. Schiff- 7,500; Dr. Sharp-2,500;  Mr.
Smith-20,287; Mr. Taft-7,500; Mr. Thomas-74,104; and all directors and executive officers as a group-856,679.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1997, under the Cinergy Directors' Deferred Compensation Plan.

(4) Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,791,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

CG&E (including subsidiaries)

CG&E's (and subsidiaries') directors and executive officers (as identified on pages 12-22 of this U5S) did not beneficially own any shares of any series of the class of CG&E's cumulative preferred stock as of December 31, 1997. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director and named executive officer as of December 31, 1997, is set forth in the following table.

                                                       Amount and Nature
Name of Beneficial Owner (1)                       of Beneficial Ownership (2)
----------------------------                       ---------------------------

 William J. Grealis                                         86,313 shares
 J. Wayne Leonard                                          140,961 shares
 Jackson H. Randolph                                       152,426 shares
 James E. Rogers                                           339,254 shares
 Larry E. Thomas                                           130,366 shares

All directors and executive officers as a group           1,055,528 shares (2)
                                                          (representing 0.67%
                                                          of the class)

-----------


(1) No individual listed beneficially owned more than 0.22% of the outstanding shares of Cinergy's common stock.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Grealis-55,887; Mr. Leonard-97,611; Mr. Randolph-50,000; Mr. Rogers-145,629; Mr. Thomas-74,104; and all directors and executive officers as a group- 497,698.

                                                                    Exhibit F-10

ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES
           (continued)

PSI (including subsidiaries)

PSI's (and subsidiaries') director-nominees and named executive officers (as identified on pages 12-22 of this U5S) did not beneficially own any shares of any series of the class of PSI's cumulative preferred stock as of December 31, 1997. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director-nominee and named executive officer, and of units equal to one share of Cinergy common stock paid as compensation to non-employee directors of Cinergy, as of December 31, 1997, is set forth in the following table.

                                       Amount and Nature
Name of Beneficial Owner (1)      of Beneficial Ownership (2)        Units (3)
----------------------------      ---------------------------        ---------
 James K. Baker                            21,105 shares                4,257
 Michael G. Browning                       26,335 shares                7,765
 John A. Hillenbrand II                    35,759 shares                7,640
 J. Wayne Leonard                         140,961 shares
 John M. Mutz                             103,485 shares
 Jackson H. Randolph                      152,426 shares
 James E. Rogers                          339,254 shares
 Van P. Smith                              24,890 shares
 Larry E. Thomas                          130,366 shares
 All directors and executive officers
   as a group                           1,262,487 shares (2)
                                          (representing 0.80% of the class)

-----------

(1) No individual listed beneficially owned more than 0.22% of the outstanding shares of Cinergy's common stock.

        William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on page 9 of the Proxy Statement for the required information regarding Mr. Grealis' security ownership.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Baker- 20,287; Mr. Browning-20,287; Mr. Hillenbrand-20,287; Mr. Leonard-97,611; Mr. Mutz-72,787; Mr. Randolph-50,000; Mr. Rogers-145,629; Mr. Smith-20,287; Mr. Thomas-74,104;
and all directors and executive officers as a group-651,635.

        As indicated in Note 1 above, William J. Grealis is also a director and officer of PSI Energy Argentina. See Cinergy's disclosure on page 10 of the Proxy Statement for the required information regarding Mr. Grealis' security ownership.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1997 under Cinergy's Directors' Deferred Compensation Plan.